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                   FIRST AMENDMENT TO RESTRUCTURING AGREEMENT

                          effective as of May 22, 2002

                                  by and among

                            HY I INVESTMENTS, L.L.C.,

                     THOSE INVESTMENT FUNDS THAT ARE MANAGED
                      BY BENNETT MANAGEMENT CORPORATION AND
            ITS AFFILIATED ENTITIES AND THAT ARE HOLDERS OF OLD NOTES

                                       and

                                 PENTACON, INC.


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         This FIRST AMENDMENT TO RESTRUCTURING AGREEMENT effective as of May 22,
2002 ("this AGREEMENT") is made and entered into by and among HY I INVESTMENTS, L.L.C., THOSE INVESTMENT FUNDS MANAGED BY BENNETT MANAGEMENT CORPORATION AND ITS AFFILIATED ENTITIES AND THAT HOLD OLD NOTES (together, the "HOLDERS") and PENTACON, INC., a Delaware corporation (the "COMPANY"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Restructuring Agreement.

         WHEREAS, the Holders and the Company executed that certain Restructuring Agreement dated as of April 30, 2002 (the "Restructuring Agreement") which provided for, among other things, an offer to acquire Old Notes in exchange for new notes and preferred stock (the "Offer").

         WHEREAS, under the Restructuring Agreement, the Offer was to be implemented pursuant to an exchange offer or pursuant to a pre-negotiated plan of reorganization in a case filed under chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code").

         WHEREAS, pursuant to section 1.02 of the Restructuring Agreement, the Company and the Holders have the right to consent to or vote for a Superior Offer.

         WHEREAS, the Board of Directors of the Company and the Holders have consulted with each other in good faith and have determined that an offer received by the Company for the purchase of substantially all of its assets of the Company and its subsidiaries by Anixter International, Inc. (the "Purchaser") pursuant to a chapter 11 plan is a Superior Offer (the "Purchase Offer").

         WHEREAS, the Company and Holders desire to amend the Restructuring Agreement to provide for certain representations, warranties and agreements in connection with consummating the Purchase Offer pursuant to a chapter 11 plan and also to prescribe various conditions to the consummation of such transactions.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Restructuring Agreement as follows:


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                                    ARTICLE I

                                 THE AMENDMENTS

         The Restructuring Agreement is hereby amended as follows (unless specified otherwise, "Section" and "Article" references used herein refer to those provisions of the Restructuring Agreement):

SECTION 1.1 Section 1.01 (and all subparts thereof) of the Restructuring Agreement is hereby amended and restated to read in its entirety as follows:

         Section 1.01 The Plan. Subject to the other terms hereof and provided that this Agreement shall not have been terminated in accordance with Section 6.01 and after consultation with the Holders, the Company has determined to consummate the Purchase Offer by means of a pre-negotiated chapter 11 plan of reorganization filed under Chapter 11 of the Bankruptcy Code which incorporates the terms and conditions of the Term Sheet for Joint Plan of Reorganization attached hereto as Exhibit A (the "Term Sheet"). The Company, as promptly as practicable after the execution hereof, shall commence a chapter 11 bankruptcy case and seek confirmation of the Plan by the Bankruptcy Court. The Company shall consult with the Holders concerning any amendments or modifications to the Plan and any related disclosure statement before filing or serving any such amendments in the bankruptcy case.

SECTION 1.2 Section 1.02 (a) of the Restructuring Agreement is amended and restated to read in its entirety as follows:

         Section 1.02 Holder Actions. (a) subject to the terms and conditions of this Agreement, each Holder hereby severally:

         (i) approves and consents to the Term Sheet, including without limitation, the classification and treatment of claims and equity interests described in the Term Sheet;

         (ii) agrees to vote or cause to be voted all of its Old Notes in favor of a plan of reorganization implementing the Term Sheet and otherwise in form and substance reasonably satisfactory to the Holders (the "Plan") and in connection therewith to execute a ballot or ballots voting to accept the Plan;

         (iii) agrees to vote against any competing plan that may interfere with or be inconsistent with the Plan and in connection therewith to execute a ballot or ballots voting to reject such competing plan;

         (iv) agrees not to and will cause its respective officers, directors, employees and professionals or other agents not to, directly or indirectly, take any action to encourage any competing plan that may interfere with or be inconsistent with the Plan, except that nothing herein shall preclude the Holders from soliciting, initiating, or seeking out a Superior Offer; and


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         (v)      agrees to support confirmation of the Plan;

provided, however, that at any time, the Company or the Holders receive a bona fide offer for the purchase of all or substantially all the assets of the Company or for the merger or consolidation of the Company with or into any other company (collectively "Alternative Offer"), which the Board of Directors and the Holders, in good faith after consultation with each other, determine to be a superior offer to the Purchase Offer or Plan (a "Superior Offer") then the Holder shall have the right prior to the confirmation date of the Plan, to rescind its approval and consent to the Plan and to vote for and consent to such Superior Offer. Each of the Company and the Holders agree to inform the other upon its receipt of any proposal, expression of interest or request for information from any person relating to an Alternative Offer and to deliver to the other any and all written materials received by such person in connection therewith. In addition, nothing contained herein shall be deemed to restrict the sale or transfer by any Holder of any of its Old Notes; provided that the purchaser thereof shall be bound by the terms of this Agreement, including this
Section 1.02.

SECTION 1.3 Sections 1.03 (a) and (b) of the Restructuring Agreement are hereby deleted in their entirety.

SECTION 1.4 Section 1.04 of the Restructuring Agreement is amended and restated to read in its entirety as follows:

         Section 1.04 Conditions to Holders' Obligations. The obligation of each Holder to undertake the Holder actions required by Section 1.02 is subject to fulfillment of each of the following conditions (all or any of which may be waived in whole or in part by such Holder in its sole discretion):

         (a) the Plan implementing the Term Sheet and the related disclosure statement shall reflect in all respects the Term Sheet and shall otherwise be in form and substance reasonably satisfactory to the Holders;

         (b) all debtor-in-possession financing arrangements and related orders shall be in form and substance reasonably satisfactory to the Holders;

         (c) any amendments or modifications to the Term Sheet or the Plan shall be in form and substance reasonably satisfactory to the Holders;

         (d) the representations and warranties made by the Company in this Agreement, the Plan and the asset purchase agreement relating to the Purchase Offer (the "Asset Purchase Agreement") shall be true and correct in all material respects on and as of the Confirmation Date as though such representations or warranties were made on and as of such date;

         (e) the Asset Purchase Agreement shall not have been amended or terminated for any reason; and


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         (f)      not more than 120 days shall have elapsed from the filing of the Chapter 11 case relating to the Plan without the entry of the confirmation order relating thereto.

SECTION 1.5 Article II of the Restructuring Agreement shall be amended to delete all references to the "Consummation Date" and the "Offer." Section 2.04(b) shall be amended to delete clauses (i) and (ii). Section 2.06(a) shall be amended to delete any reference to "Offer Documents."

SECTION 1.6 Article III of the Restructuring Agreement shall be amended to delete all references to "Consummation Date," "Offer" and "Offer Documents." A new section 3.06 shall be added to Article III as follows:

         Section 3.06 Adequate Disclosure. The information reviewed by and supplied to Holder with respect to the transaction contemplated under the Purchase Offer and the Plan has been in all respect sufficient and adequate to enable Holders to make an informed judgment concerning their support and approval of the Purchase Offer and the Plan. Holders have been extensively and adequately involved in the review and negotiation of the Purchase Offer and the treatment of claims and interests in the Plan. Notwithstanding the foregoing, this representation shall not constitute a waiver of, nor limit in any way the Holders' right to require the fulfillment of the conditions specified in Section 1.04.

SECTION 1.7 Article IV of the Restructuring Agreement is hereby amended to delete all references to "Consummation Date."

SECTION 1.8 Article V of the Restructuring Agreement is hereby amended to delete Sections 5.01 and 5.02 in their entirety. Section 5.03 is amended to delete any reference to "Offer."

SECTION 1.9 Section 6.01 of the Restructuring Agreement is amended and restated to read in its entirety as follows:

         6.01 Termination. In addition to the other terms and provisions of this Agreement, this Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

         (a)      By mutual written agreement of the parties hereto;

         (b) By either the Company or the Holders upon notification to the non-terminating party by the terminating party:

                  (i) if the Bankruptcy Court enters an order denying confirmation of the Plan and such order shall have become final and non-appealable;

                  (ii) upon the election by the Board of Directors and the Holders to pursue or accept an Alternative Offer; or

                  (iii) in the event the terminating party elects to support an Alternative Offer which it believes is a Superior Offer which is not supported by the non-terminating party.


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         (c)      By the Holders upon notification to the Company prior to the
                  Confirmation Date:

                  (i) if there has been a breach of any of the representations, warranties, covenants or agreements on the part of the Company set forth in this Agreement;

                  (ii) if any condition set forth in Section 1.04 of this Agreement is not satisfied as of the date required thereunder, or the Holders reasonably determine that it is not possible for such condition to be satisfied on or prior to such date; or

                  (iii) if, at any time prior to the Confirmation Date, the Company's senior bank creditors (x) cease to agree to forbear from, or require the payment of any fee in excess of their customary and usual fee for such a forbearance or the modification of any material term of the facility in any way adverse to the Company, in either case, as a condition to their agreeing to continue to forbear from, (1) accelerating the indebtedness owing to them by the Company and/or (2) exercising any of their remedies in respect thereof or (y) take any of the actions described in clauses
                           (1) or (2) immediately above.

SECTION 1.10 Article VII of the Restructuring Agreement is amended to delete all references to "Offer," and "Consummation Date." Section 7.01 is amended to delete the reference to Section 5.01.

SECTION 1.11 All Schedules to the Restructuring Agreement are deleted and the Term Sheet is substituted therefore as Exhibit A to the Restructuring Agreement.

SECTION 1.12 Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Restructuring Agreement.

SECTION 1.13 Except as expressly amended by this Agreement, the Restructuring Agreement is hereby ratified and confirmed in all respects.

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         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first above written.

                                            HY I INVESTMENTS, L.L.C.


Dated:  ________________                    By:_________________________
                                                 Name:
                                                 Title:

                                            THOSE INVESTMENTS FUNDS THAT ARE
                                            MANAGED BY BENNETT MANAGEMENT
                                            CORPORATION AND ITS AFFILIATED
                                            ENTITIES AND THAT ARE HOLDERS OF
                                            OLD NOTES

                                            By:  BENNETT MANAGEMENT CORPORATION


Dated:  ________________                    By:_________________________
                                                 Name:
                                                 Title:

                                            PENTACON, INC.


Dated:  ________________                    By:_________________________
                                                 Name:
                                                 Title:



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